                                                                   Exhibit 10.33

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                          MASSACHUSETTS INSTITUTE OF TECHNOLOGY

                                   AMENDED AND RESTATED

                                    LICENSE AGREEMENT

                                       (EXCLUSIVE)

                                                              Date: July 1, 1996

                                    TABLE OF CONTENTS

PREAMBLE                                                                  PAGE

ARTICLE 1 - DEFINITIONS......................................................2

ARTICLE 2 - GRANT............................................................5

ARTICLE 3 - DUE DILIGENCE....................................................8

ARTICLE 4 - ROYALTIES.......................................................10

ARTICLE 5 - REPORTS AND RECORDS.............................................14

ARTICLE 6 - PATENT PROSECUTION..............................................15

ARTICLE 7 - INFRINGEMENT....................................................17

ARTICLE 8 - PRODUCT LIABILITY AND REPRESENTATION............................19

ARTICLE 9 - EXPORT CONTROLS.................................................22

ARTICLE 10 - NON-USE OF NAMES...............................................22

ARTICLE 11 - ASSIGNMENT.....................................................23

ARTICLE 12 - DISPUTE RESOLUTION.............................................23

ARTICLE 13 - TERMINATION....................................................24

ARTICLE 14 - PAYMENTS, NOTICES AND OTHER COMMUNICATIONS.....................25

ARTICLE 15 - MISCELLANEOUS PROVISIONS.......................................26

APPENDIX A
APPENDIX B

      This Amended and Restated License Agreement (Exclusive) is made and entered into this 1st day of July, 1996, by and between MASSACHUSETTS INSTITUTE OF TECHNOLOGY, a corporation duty organized and existing under the laws of the Commonwealth of Massachusetts and having its principal office at 77 Massachusetts Avenue, Cambridge, Massachusetts 02139, U.S.A. (hereinafter referred to as "M.I.T."), and REPROGENESIS, INC., a corporation duly organized and existing under the laws of the State of Texas and having its principal office at 10 Sylvan Drive, Suite 27, St. Simons Island, Georgia 31522 (hereinafter referred to as "LICENSEE"), such LICENSEE the successor in interest to Reprogenesis, L.P.

                                   WITNESSETH

      WHEREAS, pursuant to the terms and conditions of that certain License Agreement (the "License Agreement"), dated December 23, 1993 (the "Effective Date"), by and between M.I.T. and Tissue Technologies, L.P., M.I.T. on its own behalf and on behalf of Children's Hospital of Boston ("Children's Hospital') granted exclusive licenses under certain PATENT RIGHTS (as later defined herein) in the FIELD OF USE (as later defined herein) to Tissue Technologies, L.P. (whose name was subsequently changed to Reprogenesis, L.P.) and the granted rights are subject only to a royalty free, non-exclusive license heretofore granted to the United States Government; and

      WHEREAS, subsequent to the Effective Date and prior to the date hereof, M.I.T. and Reprogenesis, L.P. entered into seven separate amendments to the License Agreement; and

      WHEREAS, effective July 1, 1996, Reprogenesis, L.P. was merged with and into LICENSEE, with LICENSEE succeeding to all of the rights and obligations of Reprogenesis, L.P., including those under the License Agreement; and

      WHEREAS, M.I.T. and LICENSEE desire to enter into this Amended and Restated License Agreement to (1) restate the License Agreement to give effect to the seven separate amendments heretofore executed; (2) evidence the consent of M.I.T. to the change in legal status of Reprogenesis, L.P. and the succession of LICENSEE to the rights and obligations of Reprogenesis, L.P. under the License Agreement as permitted in Article II of the License Agreement; (3) reflect the payment of the License Issue Fee and the issuance to M.I.T. of the Common Stock of LICENSEE in compliance with the provisions of Article IV of the License Agreement; (4) delete the provisions of the License Agreement providing for the obligation of LICENSEE to raise "Investment Capital" pursuant to an agreed schedule and providing "antidilution" rights to M.I.T. until such time as such Investment Capital exceeded $5.0 million, M.I.T. having agreed that such schedule has been met and Investment Capital in excess of $5.0 million has been raised; (5) amend the provisions of the License Agreement with respect to the "pre-emptive rights" of M.I.T. to clarify the extent of such rights, establish procedures for the exercise thereof and provide that such rights do not extend to issuances of securities by LICENSEE pursuant to employee benefit plans and in certain other limited circumstances; and (6) to make certain other conforming changes, all as agreed to by M.I.T. and LICENSEE;

      NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto amend and restate the License Agreement and agree as follows:

                            ARTICLE 1 - DEFINITIONS

      For the purposes of this Agreement, the following words and phrases shall have the following meanings:

      1.1. "LICENSEE" shall include Carolina Tissue Development Partners, a Texas general partnership, and any other related company of Reprogenesis, Inc., the voting stock of which is directly or indirectly at least Fifty Percent (50%) owned or controlled by Reprogenesis, Inc., an organization which directly or indirectly controls more than Fifty Percent (50%) of the voting stock of Reprogenesis, Inc., and an organization, the majority ownership of which is directly or indirectly common to the ownership of Reprogenesis, Inc.

      1.2 "PATENT RIGHTS" shall mean all of the following intellectual property owned or controlled by M.I.T. and/or Children's Hospital:

          (a) the United States and foreign patents and/or patent applications listed in Appendix A and divisionals and continuations of these applications;

          (b) United States and foreign patents issued from the applications listed in Appendix A and from divisionals and continuations of these applications;

          (c) claims of United States and foreign continuation-in-part applications, and of the resulting patents, which are directed to subject matter described in the United States and foreign applications listed in Appendix A;

          (d) claims of all foreign patent applications, and of the resulting patents, which are directed to subject matter described in the United States patents and/or patent applications described in (a),
              (b) or (c) above; and

          (e) any reissues, reexaminations or extensions of United States and foreign patents described in (a), (b) or (c) above.

      1.3 A "LICENSED PRODUCT" shall mean any product or part thereof which:

          (a) is covered in whole or in part by a claim that has not expired or been held invalid by a court of competent jurisdiction or by a pending claim after January 1, 1997, contained in the PATENT RIGHTS in the country in which any such product or part thereof is made, used or sold; or

          (b) is manufactured by using a process or is employed to practice a process which is covered in whole or in part by a claim that has not expired or been held invalid by a court of competent jurisdiction or by a pending claim after January 1, 1997, contained in the PATENT RIGHTS in the country in which any LICENSED PROCESS is used or in which such product or part thereof is used or sold.

      1.4 "A LICENSED PROCESS" shall mean any process which is covered in whole or in part by a claim that has not expired or been held invalid by a court of competent jurisdiction or by a pending claim after January 1, 1997, contained in the PATENT RIGHTS.

      1.5 A "LICENSED SERVICE" shall mean any fee-bearing service performed by LICENSEE or any sublicensee which uses a LICENSED PRODUCT or practices a LICENSED PROCESS.

      1.6 "COMBINATION PRODUCTS(S)" or "SERVICES(S)" shall mean a product or service that includes a LICENSED PRODUCT or LICENSED SERVICE sold in combination with other component(s) whose manufacture, use or sale by an unlicensed party would not constitute an infringement of the PATENT RIGHTS.

      1.7 "NET SALES" shall mean LICENSEE'S (and its sublicensees') billings to a third party for LICENSED PRODUCTS, LICENSED PROCESSES and LICENSED SERVICES produced hereunder less the sum of the following:

          (a) discounts allowed in amounts customary in the trade;

          (b) sales, tariff duties and/or use taxes directly imposed and with reference to particular sales;

          (c) outbound transportation prepaid or allowed;

          (d) insurance;

          (e) amounts allowed or credited on returns; and

          (f) bad debts.

Sales between LICENSEE and any of its affiliates or any of its sublicensees, or between any of said affiliates or sublicensees, shall not be included in such computation. If the LICENSED PRODUCT or SERVICE is sold together with one or more other components in order to provide a COMBINATION PRODUCT or SERVICE, the NET SALES, as defined above, shall be multiplied by a fraction, the numerator of which shall be the cost of the LICENSED PRODUCT or SERVICE contained in such COMBINATION PRODUCT or SERVICE, and the denominator of which shall be the total cost of the COMBINATION PRODUCT or SERVICE, the cost in

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

each case to be determined in accordance with LICENSEE'S regular accounting practice, consistently applied. No deductions shall be made for commissions paid to individuals, whether they be with independent sales agencies or regularly employed by LICENSEE and on its payroll, or for cost of collections. LICENSED PRODUCTS shall be considered "sold" upon the earlier of receipt of payment or six months after billed out or invoiced.

      1.8 "FIELD OF USE" shall mean all applications in the [**] and [**] fields, including repair, growth, replacement, augmentation and regeneration of [**], [**] or [**] of the [**] and [**] or the creation, restoration, augmentation, limitation or elimination of [**] of said [**], including integrally associated [**] ([**] or [**]) such as [**], [**], [**], [**], and
[**] and [**] components, where the [**] includes the [**].

      1.9 "[**] PATENT RIGHTS" shall mean PATENT RIGHTS related to M.I.T. Case No. [**], "[**]" by Keith Paige, Linda Cima, Charles Vacanti and Anthony Atala as listed in Appendix A, including all divisionals, continuations and continuation-in-part applications directed to the subject matter claimed in the parent applications.

                               ARTICLE 2 - GRANT

      2.1 M.I.T. hereby grants to LICENSEE the exclusive worldwide right and license under the PATENT RIGHTS to make, have made, use, lease and sell the LICENSED PRODUCTS and LICENSED SERVICES and to practice the LICENSED PROCESSES in the FIELD OF USE to the end of the term for which the PATENT RIGHTS are granted.

      2.2 M.I.T. also grants to LICENSEE a first option to add to the PATENT RIGHTS of this Agreement any patents, patent applications and inventions owned by M.I.T and/or Children's Hospital (including those jointly owned with third parties) which are conceived or

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

reduced to practice either solely or jointly with others by researchers associated with the laboratories of (a) Professor Robert S. Langer at M.I.T. or Children's Hospital, (b) Dr. Joseph P. Vacanti at Children's Hospital and/or (c) Dr. Anthony Atala at Children's Hospital within four (4) years of the Effective Date which are dominated by any filed or issued claims of PATENT RIGHTS. This option shall be restricted to the FIELDS OF USE. M.I.T. shall have the duty to notify LICENSEE within three (3) months of receipt of a written disclosure of any such invention. This option shall expire six (6) months from the date at which M.I.T. notifies LICENSEE of the invention. LICENSEE shall pay to M.I.T. a License Issue Fee to be negotiated, but not to exceed [**] Dollars ($[**] for each invention under this Paragraph 2.2 on which a patent application is filed, excluding additional payments for continuations, divisionals and continuations-in-part applications which shall be directed to subject matter specifically described in the original patent application as of the Effective Date, and all continuations, divisionals and continuation-in-part applications based on MIT Case [**]. This option shall be subject to the rights of any sponsor of the research leading to the invention.

      2.3 LICENSEE agrees that LICENSED PRODUCTS leased or sold in the United States shall be, to the extent legally and practically feasible, manufactured substantially in the United States.

      2.4 M.I.T. and Children's Hospital reserves the right to practice under the PATENT RIGHTS for its own noncommercial research purposes.

      2.5 LICENSEE shall have the right to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder. Upon any termination of this Agreement, sublicensees' rights shall also terminate, subject to Paragraph 13.6 hereof

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

      2.6 LICENSEE agrees that any sublicenses granted by it shall provide that the obligations to M.I.T. of Articles 2, 5, 7, 8, 9, 10, 12, 13, and 15 of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement. LICENSEE further agrees to attach copies of these Articles to sublicense agreements.

      2.7 LICENSEE agrees to forward to M.I.T. a copy of any and all sublicense agreements promptly upon execution by the parties.

      2.8 The license granted hereunder shall not be construed to confer any rights upon LICENSEE by implication, estoppel or otherwise as to any technology not described in any patent or patent application in the PATENT RIGHTS or addable to the PATENT RIGHTS pursuant to Paragraph 2.2 hereof

      2.9 M.I.T. also grants to LICENSEE a nonexclusive worldwide right and license to use any unpublished know-how and data owned or controlled by M.I.T. and/or Children's Hospital as of the date of this Agreement required to practice the rights granted in Paragraphs 2.1 and 2.2 hereof, and M.I.T. shall make such know-how and data available to LICENSEE upon request to the extent practicable.

      2.10 Special Provisions Relating to [**] PATENT RIGHTS. Pursuant to the provisions of Paragraph 2.1 hereof M.I.T. has granted LICENSEE rights to the [**] PATENT RIGHTS in the FIELD OF USE defined in Paragraph 1.8 hereof With respect to the [**] PATENT RIGHTS only, M.I.T. and LICENSEE further agree as follows:

          (a) M.I.T. hereby grants to LICENSEE exclusive rights to the [**] PATENT RIGHTS only, in all other fields of use, under the terms and conditions of this Agreement.

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

          (b) Should M.I.T. or LICENSEE receive a written request from a capable third party for a license to use the [**] PATENT RIGHTS in a field of use other than the FIELD OF USE defined in Paragraph 1.8 hereof, which does not compete with the LICENSED PRODUCTS or LICENSED SERVICES already offered for sale by LICENSEE or in the process of being developed so as to be available for sale within [**] as demonstrated by LICENSEE to the reasonable satisfaction of M.I.T., LICENSEE agrees to negotiate in good faith to grant a sublicense to said third party. If such negotiation has not been successfully completed within [**] from the date LICENSEE first receives such request, M.I.T. shall have the right to grant a license to said third party for said field of use under substantially similar, or less favorable, terms to those contained herein. If M.I.T. grants a license under this provision, M.I.T. agrees to share [**] Percent ([**]%) of its Net Royalties (defined as royalties and license fees after the deduction of (1) a [**] Percent ([**]%) administrative fee, and (2) a [**] Percent ([**]%) inventors payment) with LICENSEE.

                           ARTICLE 3 - DUE DILIGENCE

      3.1 LICENSEE shall use its reasonable best efforts to bring LICENSED PRODUCTS and/or LICENSED SERVICES to market through a diligent development program for exploitation of the PATENT RIGHTS.

      3.2 In addition:

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

          (a) LICENSEE shall use its best efforts to introduce the first LICENSED PRODUCT or LICENSED SERVICE to commercial sale by [**].

          (b) LICENSEE shall use its best efforts to introduce to market additional LICENSED PRODUCTS or LICENSED SERVICES within [**] of demonstration of the scientific and technical feasibility of that particular LICENSED PRODUCT or LICENSED SERVICE, the demonstration of its clinical effectiveness, and the receipt of required approvals (if any are required) of regulatory authorities, or, within [**] of the demonstration of scientific, technical and clinical feasibility to complete a sublicense agreement for the marketing of the LICENSED PRODUCT or LICENSED SERVICE with a competent third party that shall commit the third party to use its best efforts to bring the LICENSED PRODUCT or LICENSED SERVICE to market within [**] of the sublicense agreement.

      3.3 LICENSEE acknowledges that the primary objective of M.I.T. and Children's Hospital with respect to the technology of this License Agreement is to promote development and marketing of LICENSED PRODUCTS and LICENSED SERVICES for the public good. Toward this end, M.I.T. shall have the right to terminate this Agreement pursuant to Paragraph 13.3 hereof if LICENSEE fails to perform in accordance with Paragraph s 3.1 or 3.2(a) above or if LICENSEE suspends its diligence in performance of any of the development obligations of this Agreement for more than [**] because of business circumstances such as lack of funds, merger, acquisition, or the like. Failure to perform in accordance with Paragraph 3.3 (b) here of shall only give M.I.T. the right to take back rights granted hereunder as to the particular LICENSED PRODUCT or LICENSED SERVICE, and products or services which are directly

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

competitive to, or replacements of that LICENSED PRODUCT or LICENSED SERVICE, not introduced or sublicensed, or at M.I.T.'s discretion the fight to bring a willing sublicense prospect to LICENSEE. However, if LICENSEE can demonstrate to the satisfaction of M.I.T., at M.I.T.'s sole discretion, that circumstances beyond LICENSEE's control precluded LICENSEE from fulfilling its diligence obligations, and that it is unlikely that any third party could overcome these circumstances better than LICENSEE, then M.I.T. shall not exercise its termination rights under this Paragraph for [**] from the date at which M.I.T. gives notice of termination and if LICENSEE reestablishes diligence towards its objectives during this [**] period, any prior lack of diligence will be deemed cured.

                             ARTICLE 4 - ROYALTIES

      4.1 For the rights, privileges and license granted hereunder, LICENSEE has paid to M.I.T. a License Issue Fee of [**] Dollars ($[**]) and issued to M.I.T. [**] shares of its Common Stock par value $0.01 per share, and shall pay additional royalties to M.I.T. in the manner hereinafter provided to of the PATENT RIGHTS or until this Agreement shall be terminated:

          (a) Licensee Maintenance Fees of [**] Dollars ($[**]) per year payable on June 1, 1996 and on June 1 of each year thereafter; provided, however, that Running Royalties subsequently due on NET SALES for said year, if any, shall be creditable against the Licensee Maintenance Fee for said year. License Maintenance Fees paid in excess of Running Royalties shall not be creditable to Running Royalties for future years.

          (b) Running Royalties in an amount equal to [**] Percent ([**]%) of NET SALES of the LICENSED PRODUCTS and LICENSED SERVICES leased or sold by and/or for LICENSEE.

          (c) Royalties representing a share of sublicensing revenue received by LICENSEE for LICENSED PRODUCTS or LICENSED SERVICES sold by the sublicensee equal to:

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

              (i) [**] Percent ([**]%) if only the PATENT RIGHTS are sublicensed; or

              (ii) [**] Percent ([**]%) if the sublicense revenue includes revenue received for the PATENT RIGHTS sublicensed in conjunction with products developed by LICENSEE and/or substantial technology developed by LICENSEE;

                      but in no event shall royalties be less than [**] percent ([**]%) of the NET SALES of the LICENSED PRODUCTS or LICENSED SERVICES sold by sublicensee;

                      provided further that an assignment pursuant to paragraph 11 of a this Agreement shall not obligate LICENSEE to make payments to M.I.T. under this paragraph 4.1(c).

          (d) (i) Except as set forth in Paragraph 4.1(d)(iii) hereof, M.I.T. shall be [**] regarding (A) the [**] by LICENSEE of [**] of [**] of its [**]; (B) the [**] of any [**],[**] of
                      [**] or other [**] of LICENSEE [**] or [**] for, or carrying or accompanied by [**],[**] or [**] to, any [**] of any [**] of its [**]; or (C) the [**] of any [**] of [**] to or [**], or any [**] or [**] for the [**] of, any of the foregoing [**] (the [**] set forth in (A), (B) and (C) herein referred to as the "[**]").

              (ii) Prior to any [**] described in Paragraph 4.1(d)(i) hereof, LICENSEE shall give M.I.T. at least 30 days' notice, and M.I.T. shall have the right by notifying LICENSEE within 15 days after receipt of the notice regarding the [**],[**] or [**], to [**], on the [**] as those of the
                      [**], a [**] of such [**] equal to M.I.T.'s [**] of [**]
                      of LICENSEE on a record date not more than 30 days prior to such [**],[**] or [**]. The price or prices for such [**] shall not be less favorable to M.I.T. than the price or prices at which such [**] are proposed to be [**] to others, without deduction of the expenses of, and compensation for, the [**],[**] of such [**] by [**] or [**] as may be paid by LICENSEE.

              (iii) Notwithstanding anything contained herein to the contrary, the provisions of Paragraphs 4.1(d)(i) and (ii) hereof shall not apply to the issuance, sale or grant by LICENSEE of any Securities (A) to a bank or other financial institution in connection with the incurrence of bona fide indebtedness by LICENSEE or (B) as compensation to persons, including employees, officers, directors, agents and consultants of LICENSEE, pursuant to employment or consulting contracts approved by the Board of Directors of LICENSEE or specific resolutions or benefit plans adopted by the Board of Directors of LICENSEE.

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

              (iv) M.I.T. may transfer [**] Percent ([**]%) of its [**] to purchase Securities as provided herein to Children's Hospital.

          (e) For the additional rights relating to [**] PATENT RIGHTS granted pursuant to Paragraph 2.10 hereof, LICENSEE has paid to M.I.T. a License Fee of [**] Dollars ($[**] and shall pay to M.I.T.:

              (i) License Maintenance Fees of [**] Dollars ($[**]) per year, due on June 1, 1997 and each June 1 thereafter, in addition to the License Maintenance Fees due under Paragraph 4.1(b) hereof Running Royalties for all fields of use for all LICENSED PRODUCTS and LICENSED PROCESSES under this Agreement shall be creditable against this License Maintenance Fee as specified in Paragraph 4.1(b) hereof

              (ii) Running Royalties in all fields of use shall be the same as specified in Paragraph 4.1(c) hereof.

      4.2 All payments due hereunder shall be subject to deduction of taxes or other fees which may be imposed by any government which are paid by LICENSEE.

      4.3 No multiple royalties shall be payable because any LICENSED PRODUCT, its manufacture, use, lease or sale are or shall be covered by more than one PATENT RIGHTS patent application or PATENT RIGHTS patent licensed under this Agreement.

      4.4 Royalty payments shall be paid in United States dollars in Cambridge, Massachusetts, or at such other place as M.I.T. may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by using the exchange rate prevailing at the Chase Manhattan Bank (N.A.) on the last business day of the calendar quarterly reporting period to which such royalty payments relate.

      4.5 If no patent claims to M.I.T. Case [**] of the PATENT RIGHTS are allowed in the United States by January 1, 1997, then no royalties or license maintenance fees which mature after said date shall be due unless and until such claims are allowed, except if the LICENSED PRODUCT or SERVICE falls under an issued patent of another M.I.T. Case licensed in this

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  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

Agreement. If such claims to M.I.T. Case [**] are subsequently allowed after such suspension of royalties, Running Royalties shall thereafter be due on NET SALES of LICENSED PRODUCTS or SERVICES sold after said allowance of claims, and License Maintenance Fees that mature after said allowance of claim shall also be due.

      4.6 If after January 1, 1997 claims have been allowed but said claims are not as broad as the first claim of USSN [**] of Case [**] (as filed), then M.I.T. and LICENSEE shall meet to renegotiate the Royalty Rates and License Maintenance Fees in good faith based on the claims that have been allowed and claims of other patent that have been added to the PATENT RIGHTS of this Agreement. Similarly, if at any time prior to January 1, 1997 all U.S. patent prosecution on Case [**] is completed or abandoned, such that no unallowed or unissued claims are pending, and no claim has been allowed or issued that is as broad as the first claim of USSN [**] of Case [**] (as filed), then M.I.T. and LICENSEE shall meet at that time to renegotiate the Royalty Rates and License Maintenance Fees based on the claims that have been allowed and claims of other patents which have been added to the PATENT RIGHTS of this Agreement.

      4.7 In the event LICENSEE is required to make payments (including without limitation royalties, option fees or license fees) to one or more third parties, other than M.I.T., its affiliates, successors or assigns, to obtain a license or similar right necessary to make, use or sell LICENSED PRODUCTS or to practice or otherwise make use of the LICENSED PROCESSES, LICENSEE may deduct [**] Percent ([**]%) of such payments from royalties thereafter payable to M.I.T., provided, however, that in no event shall the royalties due M.I.T. be reduced by more than [**] ([**]) nor reduced below [**] Percent ([**]%) of NET SALES of the LICENSED PRODUCTS and LICENSED SERVICES.

                        ARTICLE 5 - REPORTS AND RECORDS

      5.1 LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to M.I.T. hereunder. Said books of account shall be kept at LICENSEE's principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times and upon reasonable notice for three (3) years following the end of the calendar year to which they pertain, to the inspection of a certified public accountant designated by M.I.T. for the sole purpose of verifying LICENSEE's royalty statement or compliance in other-respects with this Agreement.

      5.2 Prior to the year in which LICENSEE makes the first commercial sale of a LICENSED PRODUCT or LICENSED SERVICE, LICENSEE shall deliver yearly reports to M.I.T. within sixty (60) days after the end of each year giving the particulars of the business conducted by LICENSEE and its sublicensees during the preceding year which are pertinent. After the first commercial sale of a LICENSED PRODUCT or LICENSED SERVICE such reports shall be delivered quarterly within sixty (60) days after the end of each calendar quarter for the preceding quarter. All such reports shall give particulars of the business pertinent to a royalty accounting under this Agreement, including at a minimum:

          (a) number of LICENSED PRODUCTS and LICENSED SERVICES manufactured and sold by LICENSEE and all sublicensees;

          (b) total billings for LICENSED PRODUCTS and LICENSED SERVICES sold by LICENSEE and all sublicensees;

          (c) revenue received from sublicensees for LICENSED PRODUCTS and LICENSED SERVICES;

          (d) deductions applicable as provided in Paragraph 1.6 hereof,

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  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

          (e) total royalties due; and

          (f) names and addresses of all sublicensees of LICENSEE.

      5.3 With each such report submitted, LICENSEE shall pay to M.I.T. the royalties due and payable under this Agreement. If no royalties shall be due, LICENSEE shall so report.

      5.4 On or before the ninetieth (90th) day following the close of LICENSEE's fiscal year, LICENSEE shall provide M.I.T. with LICENSEE's certified financial statements for the preceding fiscal year including, at a minimum, a Balance Sheet and an Operating Statement.

      5.5 The royalty payments set forth in this Agreement and amounts due under
Article 6 shall, if overdue, bear interest until payment at a per annum rate [**] percent ([**]%) above the prime rate in effect at the Chase Manhattan Bank (N.A.) on the due date. The payment of such interest shall not foreclose M.I.T. from exercising any other rights it may have as a consequence of the lateness of any payment.

                         ARTICLE 6 - PATENT PROSECUTION

      6.1 M.I.T. and Children's Hospital shall apply for, seek prompt issuance of, and maintain during the term of this Agreement the PATENT RIGHTS in the United States and in those foreign countries listed in Appendix B hereto and in any other foreign country at LICENSEE's request. Appendix B may be amended by verbal agreement of both parties, such agreement to be confirmed in writing within ten (10) days. The prosecution, filing and maintenance of all PATENT RIGHTS patents and applications shall be the primary responsibility of LICENSEE to the extent that such primary responsibility has not been previously granted by M.I.T. to Advanced Tissue Sciences, Inc. ("ATS") provided, however, that MI.T. and Children's Hospital shall have reasonable opportunities to advise LICENSEE and shall cooperate with LICENSEE in such prosecution, filing and maintenance, and further provided that LICENSEE shall not abandon any substantive claims in the PATENT RIGHTS

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

without prior permission of M.I.T. or Children's Hospital. In cases where ATS has the primary responsibility for such prosecution, M.I.T. and Children's Hospital agree to grant to LICENSEE their rights to advise ATS on prosecution matters that in LICENSEE's view could affect LICENSEE's rights in the PATENT RIGHTS in the FIELDS OF USE.

      6.2 LICENSEE shall reimburse M.I.T. (or Children's Hospital as appropriate) for filing, prosecution and maintenance of the following Patent
Rights:

          (a) For M.I.T. Case Nos. [**],[**],[**],[**],[**],[**],[**] and
              [**];[**] percent ([**]%) of all patent costs incurred for these cases before the Effective Date of this Agreement and during any period in which ATS is licensed. to these cases. If the ATS license is terminated, LICENSEE shall reimburse M.I.T. for all patenting expenses for these cases incurred thereafter if licensed only to LICENSEE, and a reasonable share of patenting costs during any period when there are other licenses to said Patent Rights. To the best of M.I.T.'s knowledge, all such costs as have been incurred prior to the Effective Date of this Agreement are set forth in a letter from M.I.T. to LICENSEE dated the Effective Date;

          (b) For M.I.T. Case Nos. [**],[**],[**], and [**]:[**] Percent ([**]%)
              of all patenting costs, whether incurred before or during the period of this Agreement. To the best of M.I.T.'s knowledge, all such costs as have been incurred prior to the Effective Date of this Agreement are set forth in a letter from M.I.T. to LICENSEE dated the Effective Date;

          (c) For M.I.T. Case Nos. [**],[**],[**],[**] and [**], and any new
              PATENT RIGHTS added pursuant to Paragraph 2.2 hereof or otherwise by amendment: [**] Percent ([**]%) of all patenting costs (including those prior to licensing) if licensed only to LICENSEE, and a reasonable share of patenting costs during any period when there are other licensees to said Patent Rights.

          (d) For M.I.T. Case [**]: It is understood that MIT has another licensee to this case, outside the field of use of medical applications, who is responsible for patenting costs for this case. Said licensee wishes its identity to remain confidential. LICENSEE agrees that if this other license is terminated, LICENSEE shall be responsible for all patenting costs incurred thereafter. Licensee shall also be responsible for all patenting costs for any future divisionals, continuations or other derivatives of the Patent Rights of this case (if any) which are directed solely to medical applications.

      6.3 If M.I.T. or a third party licensee decides to discontinue paying the prosecution or maintenance costs of a case in the PATENT RIGHTS, LICENSEE shall have the right but not the obligation to assume the patenting costs to prevent abandonment of the rights to such case.

      6.4 In the event that M.I.T. or a third party licensee does not elect to file for patent protection on an invention covered by Paragraph 2.2 hereof, LICENSEE shall have the right to prepare and file appropriate applications on such inventions in the name of M.I.T, the costs to be borne by LICENSEE in accordance with Paragraph 6.2(c) hereof

                            ARTICLE 7 - INFRINGEMENT

      7.1 LICENSEE and M.IT. shall inform the other promptly in writing of any alleged infringement of the PATENT RIGHTS in the FIELDS OF USE by a third party and of any available evidence thereof.

      7.2 During the term of this Agreement, LICENSEE shall have the right, but shall not be obligated, to prosecute at its own expense all infringements of the PATENT RIGHTS in the FIELDS OF USE and, in furtherance of such right, M.I.T. hereby agrees that LICENSEE may include M.I.T. as a party plaintiff in any such suit without expense to M.I.T. The total cost of any such infringement action commenced or defended solely by LICENSEE shall be borne by LICENSEE. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of M.I.T., which consent shall not unreasonably be withheld.

      7.3 If within six (6) months after learning of any alleged infringement, LICENSEE shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if LICENSEE shall notify M.I.T. at anytime prior thereto of its intention not to bring suit against any alleged infringer, then, and in those events only, M.I.T. shall have the right, but shall not be obligated, to

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

prosecute at its own expense any infringement of the PATENT RIGHTS, and M.I.T. may, for such purposes, use the name of LICENSEE as party plaintiff. M.I.T. shall indemnify LICENSEE against any order for costs that may be made against LICENSEE in such proceedings. In the event M.I.T. shall undertake the enforcement and/or defense of the patent rights by litigation, M.I.T. shall keep any recovery or damages for patent infringement derived therefrom.

      7.4 In the event that LICENSEE shall undertake the enforcement and/or defense of the PATENT RIGHTS by litigation, LICENSEE may withhold up to [**] Percent ([**]%) of the payments otherwise thereafter due M.I.T. under Article 4 hereof and apply the same toward reimbursement of up to half of LICENSEE's expenses, including reasonable attorneys' fees, in connection therewith. Any recovery of damages by LICENSEE for each such suit shall be applied first in satisfaction of any unreimbursed expenses and legal fees of LICENSEE relating to such suit, and next toward reimbursement of M.I.T. for any payments under
Article 4 past due or withheld and applied pursuant to this Article 7. The balance remaining from any such recovery shall be divided between LICENSEE and M.I.T. in the proportion of [**]%.

      7.5 In the event that M.I.T. (or any third party licensee) shall undertake the enforcement and/or defense of the PATENT RIGHTS outside the FIELDS OF USE of this License Agreement, then LICENSEE shall have the right, at its own expense, to participate in such enforcement or defense, but shall have no rights to any compensation derived therefrom, except to the extent LICENSEE's legal costs are awarded.

      7.6 In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the PATENT RIGHTS shall be brought against LICENSEE, M.I.T., at its option, shall have the right within thirty (30) days after commencement of such action, to intervene and take over the sole defense of the action at its own expense.

      7.7 In any infringement suit that either party may institute to enforce the PATENT RIGHTS pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

      7.8 LICENSEE, during the exclusive period of this Agreement, shall have the sole right in accordance with the terms and conditions herein to sublicense any alleged infringer for future use of the PATENT RIGHTS.

                ARTICLE 8 - PRODUCT LIABILITY AND REPRESENTATION

          (a) LICENSEE shall indemnify, defend and hold harmless M.I.T. and Children's Hospital, their trustees, officers, medical and professional staff, employees, and agents and their respective successors, heirs and assigns (the "Indemnities"), against any liability, damage, loss or expense (including reasonable attorney's fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands or judgments arising out of any theory of product liability (including, but not limited to, actions in the form of tort, warranty, or strict liability) concerning any product, process or service made, used or sold pursuant to any right or license granted under this Agreement.

          (b) LICENSEE's indemnification under (a) above shall not apply to any liability, damage, loss or expense to the extent that it is directly attributable to the negligent activities, reckless misconduct or intentional rnisconduct of the Indemnitees or if any employee of M.I.T. or Children's Hospital shall use a LICENSED PRODUCT or LICENSED PROCESS on humans without with the express written permission of LICENSEE.

          (c) LICENSEE agrees, at its own expense, to provide attorneys reasonably acceptable to the Institution to defend against any actions brought or filed against any party indemnified hereunder with respect to the subject of indemnity contained herein, whether or not such actions are rightfully brought.

          (d) This Section 8.1 shall survive expiration or termination of this Agreement.

      8.2 Insurance

          (a) Beginning at the time as any such product, process or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by LICENSEE or by a sublicensee, affiliate or agent of LICENSEE, LICENSEE shall, at its sole cost and expense, procure and maintain comprehensive general liability insurance in amounts not less than $2,000,000 per incident and $2,000,000 annual aggregate and naming the Indemnitees as additional insureds. Such comprehensive general liability insurance shall provide (i) product liability coverage and (ii) broad form contractual liability coverage for LICENSEE's indemnification under Section 8.1 of this Agreement. If LICENSEE elects to self-insure all or part of the limits described above (including deductibles or retentions which are in excess of $250,000 annual aggregate), such self-insurance program must be acceptable to M.I.T. and Children's Hospital and the Risk Management Foundation of the Harvard Medical Institutions, Inc. The minimum amount of insurance coverage required under this
              Section 8.2 shall not be construed to create a limit of LICENSEE's liability with respect to its indemnification under Section 8.1 of this Agreement.

          (b) LICENSEE shall provide M.I.T. with written evidence of such insurance upon request of M.I.T. LICENSEE shall provide M.I.T. with written notice at least fifteen (15) days prior to the cancellation, non-renewal or material change in such insurance; if LICENSEE does not obtain replacement insurance providing comparable coverage within such fifteen (15) day period, M.I.T. shall have the right to terminate this Agreement effective at the end of such fifteen (15) day period without notice of any additional waiting periods.

          (c) LICENSEE shall maintain such comprehensive general liability insurance during

              (i) the period that any such product process or service is being commercially distributed or sold (other than for the purpose of obtaining regulatory approvals) by LICENSEE or by a sublicensee, affiliate or agent of LICENSEE, and

              (ii) a reasonable period after the period referred to in (c)(i) above which in no event shall be less than fifteen (15) years.

          (d) This Section 8.2 shall survive expiration or termination of this Agreement.

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

      8.3 M.I.T. represents and warrants that it owns the United States and corresponding foreign patents and applications included within the PATENT RIGHTS of Appendix A, and that, to the best of its knowledge, the claims of the PATENT RIGHTS of Appendix A are valid, patentable and enforceable. M.I.T. further represents and warrants that it co-owns certain of the PATENT RIGHTS with Children's Hospital, and that Children's Hospital has empowered M.I.T. unilaterally to grant the licenses hereunder as evidenced by the agreement attached hereto as Appendix C. M.I.T. represents and warrants that it is free of any obligations preventing M.I.T. from providing to LICENSEE the rights and licenses granted herein. M.I.T.'s and Children's Hospital's total liability for such representations and those of Paragraph 8.4 hereof is limited to the extent of patent costs, license fees, license maintenance fees, and royalties paid to M.I.T. by LICENSEE under this Agreement.

      8.4 M.I.T. hereby represents that, to the best of its knowledge as of the Effective Date of this Agreement, there do not exist any M.I.T. or Children's Hospital patents or pending patents, other than the PATENT RIGHTS of this Agreement which would be infringed by the practice of the PATENT RIGHTS of this Agreement as taught in the PATENT RIGHTS of M.I.T. Case [**] as originally filed or which would otherwise prevent the practice of any of the claims described in the patents and patent applications fisted in M.I.T. Case [**] as originally filed. If, however, such M.I.T. or Children's Hospital patents or patent applications are subsequently found to have existed prior to that date, or if such M.I.T. or Children's Hospital patents or patent applications exist during the term of the license of PATENT RIGHTS granted hereunder, M.I.T. shall grant to LICENSEE, to the extent then-existing agreements with third parties allow, a fully paid-up nonexclusive license to such patents and/or patent applications, to the extent necessary for the practice of the PATENT RIGHTS of this Agreement.

      8.5 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, M.I.T. MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING.

                          ARTICLE 9 - EXPORT CONTROLS

      It is understood that M.I.T. is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended, and the Export Administration Act of 1979), and that its, obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. M.I.T. neither represents that a license shall not be required nor that, if required, it shall be issued.

                         ARTICLE 10 - NON-USE OF NAMES

      LICENSEE shall not use the names or trademarks of the Massachusetts Institute of Technology or Children's Hospital, nor any adaption thereof nor the names of any of their employees; in any advertising, promotional or sales literature without prior written consent obtained from M.I.T., Children's Hospital, or said employee, in each case, except that LICENSEE may state that it is licensed by M.I.T. under one or more of the patents and/or applications comprising the PATENT RIGHTS.

                            ARTICLE 11 - ASSIGNMENT

      This Agreement may be assigned only in connection with (a) a change in name or legal status of LICENSEE that does not affect the nature of its business activities or (b) the sale of substantially all the assets of the business to which the PATENT RIGHTS relates or a separable business unit related to a particular LICENSED PRODUCT or LICENSED SERVICE with the written permission of M.I.T., which shall not be unreasonably withheld, or (c) otherwise with the written permission of M.I.T., which shall not be unreasonably withheld.

                        ARTICLE 12 - DISPUTE RESOLUTION

      12.1 Except for the right of either party to apply to a court of competent jurisdiction for a temporary restraining order, a preliminary injunction, or other equitable relief to preserve the status quo or prevent irreparable harm, any and all claims, disputes or controversies arising under, out of, or in connection with the Agreement including any dispute relating to patent validity or infringement, which the parties shall be unable to resolve within sixty (60) days shall be mediated in good faith. The party raising such dispute shall promptly advise the other party of such claim, dispute or controversy in a writing which describes in reasonable detail the nature of such dispute. By not later than five (5) business days after the recipient has received such notice of dispute, each party shall have selected for itself a representative who shall have the authority to bind such party, and shall additionally have advised the other party in writing of the name and title of such representative. By not later than ten (10) business days after the date of such notice of dispute, such representatives shall schedule a date for a mediation hearing with the Cambridge Dispute Settlement Center or Endispute Inc. in Cambridge, Massachusetts. The parties shall enter into good faith mediation and shall share the costs equally. If the representatives of the parties have not been able to resolve the dispute within fifteen (15) business days after such mediation hearing, the parties shall have the right to pursue any other remedies legally available to resolve such dispute in either the Courts of the Commonwealth of Massachusetts or in the United States District Court for the District of Massachusetts, to whose jurisdiction for such purposes M.I.T. and LICENSEE each hereby irrevocably consents and submits.

      12.2 Notwithstanding the foregoing, nothing in this Article shall be construed to waive any rights or timely performance of any obligations existing under this Agreement.

                            ARTICLE 13 - TERMINATION

      13.1 Unless sooner terminated in a manner herewith provided, this Agreement and the licenses herein granted shall continue in force until the last-to-expire of the patents included in the PATENT RIGHTS.

      13.2 Should LICENSEE fail to make any payment whatsoever due and payable to M.I.T. hereunder, M.I.T. shall have the right to terminate this Agreement effective on sixty (60) days' prior written notice, unless LICENSEE shall make all such payments to M.I.T. within said sixty (60) day period. Upon the expiration of the sixty (60) day period, if LICENSEE shall not have made all such payments to M.I.T. or, in the case of a dispute as to royalties due, commenced the dispute resolution procedures contemplated by Article 12 hereof, the rights, privileges and license granted hereunder shall automatically terminate.

      13.3 Upon any material breach or default of this Agreement by LICENSEE, other than those occurrences set out in Paragraph 13.1 and 13.2 hereof, which shall always take precedence in that order over any material breach or default referred to in this Paragraph 13.3, M.I.T. shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder effective on ninety (90) days prior written notice to LICENSEE. Such termination shall become automatically effective unless LICENSEE shall have cured any such material breach or default prior to the expiration of the ninety (90) day period.

      13.4 LICENSEE shall have the right to terminate this Agreement at any time on ninety (90) days' prior written notice to M.I.T., and upon payment of all amounts due M.I.T. through the effective date of the termination.

      13.5 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. LICENSEE and any sublicensee thereof may, however, after the effective date of such termination, sell all LICENSED PRODUCTS and LICENSED SERVICES, and complete LICENSED PRODUCTS in the process of manufacture at the time of such termination and sell the same, provided that LICENSEE shall pay to M.I.T. the Running Royalties thereon as required by Article 4 hereof and shall submit the reports required by Article 5 hereof on the sales of LICENSED PRODUCTS and LICENSED SERVICES.

      13.6 Upon termination of this Agreement for any reason, any sublicense not then in default shall have the right to seek a license from M.I.T. M.I.T. agrees to negotiate such licenses in good faith under reasonable terms and conditions.

                         ARTICLE 14 - PAYMENTS, NOTICES
                            AND OTHER COMMUNICATIONS

      Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepared, addressed to it at its address below or as it shall designate by written notice given to the other party:

In the case of M.I.T.:

                 Director
                 Technology Licensing Office
                 Massachusetts Institute of Technology
                 Room E32-300
                 Cambridge, Massachusetts 02139

In the case of LICENSEE:

                 Mr.  Bruce Parker
                 President
                 Parker Medical Assoc.
                 2401 Distribution Street
                 Charlotte, N.C.  28203

                     ARTICLE 15 - MISCELLANEOUS PROVISIONS

      15.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the Commonwealth of Massachusetts, U.S.A., except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

      15.2 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

      15.3 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

      15.4 LICENSEE agrees to mark the LICENSED PRODUCTS sold in the United States with all applicable United States patent numbers. All LICENSED PRODUCTS shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

      15.5 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition for this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

      15.6 A party to this Agreement shall be excused from liability for delay in the performance of any of its obligations hereunder if such delay is due to causes beyond its reasonable control including, without limitation, acts of God, fires, earthquakes, strikes and labor disputes, acts of war, or intervention of any governmental authority, but any such delay or failure shall be remedied by such party as soon as is reasonably possible.

      15.7 Special Provisions Relating to AMS. M.I.T. has reviewed the Research and Development Agreement (the "R&D Agreement") and the Supply and Marketing Agreement (the "S&M Agreement") between LICE . NSEE and American Medical Systems, Inc. ("AMS") (copies of which have been delivered to M.I.T.), and:

          (a) M.I.T. hereby agrees that AMS is deemed to be a sublicensee under this Agreement and that the licenses granted to AMS pursuant to the R&D Agreement and the S&M Agreement meet the sublicense requirements of the License Agreement.

          (b) For purposes of transactions and other matters under or to the extent affecting the rights and obligations of the parties under the R&D Agreement and the S&M Agreement only, the provisions of this Agreement are amended and supplemented as follows:

              (i) "NET SALES" has the same definition as Net Sales under the S&M Agreement.

              (ii) With respect to distribution of LICENSED PRODUCTS and LICENSED SERVICES (as such terms are defined in this Agreement) under or pursuant to the S&M Agreement or
                      Section 9.4 of the R&D Agreement, Running Royalties will be equal to the greater of [**] percent ([**]%) of Net Sales, as defined in the S&M Agreement or [**] ([**]) of royalties accrued to LICENSEE on such Net Sales, and no royalties will be due on the Transfer Price, as defined in the S&M Agreement paid to LICENSEE therefor. Annual and quarterly reports under Paragraph 5.2 hereof will be due ninety (90) days after the end of the applicable calendar year or quarter. AMS financial statements will be sufficient for purposes of this Agreement if certified by the chief financial officer or controller of AMS as prepared in accordance with generally accepted accounting principles consistently applied by AMS and if limited to transactions resulting in Running Royalties.

              (iii)   In the event M.I.T. issues any notice under Paragraph 2.2,
                      13.2 or 13.3 hereof, M.I.T. will simultaneously deliver a copy thereof to AMS by certified first class mail, postage prepaid, addressed as follows or as otherwise designated by AMS by written notice to M.I.T.:

                                   American Medical Systems, Inc.
                                   10700 Bren Road West
                                   Minneapolis, Minnesota 55343
                                   Attn: David Booth, President

              (iv)    M.I.T. may terminate this Agreement pursuant to Paragraph
                      13.2 or 13.3 hereof with respect to the applications within the FIELD OF USE (as defined in this Agreement) other than tissue engineering applications in the human urological field without terminating this Agreement with respect to tissue engineering applications in the human urological field within the FIELD OF USE. In the event of any failure to make any payment under this Agreement or other material breach or default of this Agreement that does not relate to tissue engineering applications in the human urological field within the FIELD OF USE, M.I.T. will not terminate this Agreement with respect to tissue engineering applications in the human urological field within the FIELD OF USE.

              (v) Any termination of this Agreement with respect to tissue engineering applications in the human urological field within the FIELD OF USE by LICENSEE pursuant to Paragraph
                      13.4 hereof requires the prior written consent of AMS to be effective.

              (vi) This Agreement will not be modified in any manner adversely affecting tissue engineering applications in the human urological field within the FIELD OF USE without the prior written consent of AMS, which is an intended third party beneficiary of the provisions of this Paragraph 15.7 as so amended and supplemented as a sublicensee hereunder. Without limiting the generality of the foregoing, any modification of this Agreement by addition of patent rights under Paragraph 2.2 hereof will not require such written consent.

      IN WITNESS WHEREOF, the parties have duly executed this Amended and Restated Agreement the day and year set forth below.

MASSACHUSETTS INSTITUTE OF TECHNOLOGY

By /s/ Lita Nelson
   ---------------
Name Lita L. Nelson
     --------------
Title Director Technology Licensing Office
      ------------------------------------

Date: July 1, 1996


REPROGENESIS, INC.

By /s/ A. Bruce Parker
   -------------------
Name: A. Bruce Parker
Title: President

Date: July 1, 1996

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                                         APPENDIX

UNITED STATES PATENT RIGHTS

M.I.T. Case [**]
"[**]"
By Joachim Kohn and Robert S. Langer
U.S. Patent[**]         Issued [**]

M.I.T. Case [**]
"[**]"
By Joachim Kohn and Robert S. Langer
U.S.  Patent [**]       Issued [**]

M.I.T. Case [**]
"[**]"
By Joseph P. Vacanti and Robert S. Langer
U.S.S.N. [**]           Filed [**]
U.S.S.N. [**]           Filed [**]
U.S.S.N. [**]           Filed [**]
PCT/US[**]              Filed [**]
JAP S.N. [**]           Filed [**]
EPC S.N. [**]           Filed [**]

M.I.T. Case [**]
"[**]"
By Abraham J. Domb, Robert S. Langer, Ernest G. Cravalho, Gerson Gollomb, Edith Mathiowitz and Cato T. Laurencin
U.S.S.N. [**]           Filed [**]
U.S.S.N. [**]           Filed [**]
JP S.N.___              Filed [**]
EPC [**]                Filed [**]
CAN [**]                Filed [**]

M.I.T. Case [**]
"[**]"
By Robert S. Langer, Charles A. Vacanti and Joseph P. Vacanti
U.S. Patent [**]        Issued [**]
U.S.S.N. [**]           Filed [**]
PCT S.N. PCT IUS[**]    Filed [**]

M.I.T. Case [**]
"[**]"
By Lynt Johnson, Robert S. Langer and Joseph P. Vacanti
U.S.S.N. [**]           Filed [**]
U.S.S.N. [**]           Filed [**]
NO S.N.                 Filed [**]

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

KR S.N.                 Filed [**]
JP S.N. 1-[**]          Filed [**]
F1 S.N.                 Filed [**]
EPC S.N. [**]           Filed [**]
CAN S.N. [**]           Filed [**]
AU S.N. [**]            Filed [**]

M.I.T. Case [**]
"[**]"
By Robert S. Langer, Antonios G. Mikos and Georgios Sarakfnos
To be filed at M.I.T.'s discretion.

M.I.T. Case No. [**]
"[**]"
By Robert S. Langer, Jr. and Joseph P. Vacanti
U.S.S.N. [**]           Filed [**]
PCT S.N. PCT/LJS/[**]   Filed [**]

M.I.T. Case No. [**] (CMCC #[**])
"[Neomorphogenesis of Urological Structures In Vivo From Cell]"
By Anthony Atala, Michael R. Freeman, Robert S. Langer and Joseph Vacanti
U.S.S.N. [**]           Filed [**]
U.S.S.N. [**]           Filed [**]
PCT S.N. PCT/US[**]     Filed [**]

M.I.T. Case No. [**] (CMCC [**])
"[**]"
By J. Vacanti and R. Langer

M.I.T. Case No. [**] (CMCC [**])
"[**]"
By J. Vacanti, J. Upton and R. Ortiz-Colberg

M.I.T. Case No. [**] (CMCC [**])
"[**]"
By K. Paige, L Cima, T. Atala and C. Vacanti
U.S.S.N. [**]           Filed [**]
PCT S.N. PCT/US[**]     Filed [**]
JAP S.N. [**]           Filed [**]
EPC S.N. [**]           Filed [**]
CAN S.N. [**]           Filed [**]
AUS S.N. [**]           Filed [**]

M.I.T. Case No. [**] (CMCC [**])
"[**]"
By A. Atala, A. Vacanti, L. Cima, and J. Vacanti

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

M.I.T Case No. [**] CMCC #[**]
"[**]"
By A. Atala, R. S. Langer and Joseph Vacanti

M.I.T. Case [**] CMCC #[**]
"[**]"
By A. Atala, R. S. Langer and Joseph Vacanti

MIT Case [**]
"[**]"
By R. Langer, A. Mikos, D. Ingber and J. Vacanti
U.S.S.N. [**]           Filed [**]
PCT S.N. PCT/US[**]     Filed [**]

MIT Case [**]
"[**]"
By A. Mikos, R. Langer
U.S.S.N. [**]           Filed [**]

M.I.T.  Case No. [**]
"[**]"
By A. Atala,
U.S.S.N. [**]           Filed [**]
U.S.S.N.  ________      Filed [**]

                                   APPENDIX B

      Foreign countries in which PATENT RIGHTS shall be filed, prosecuted and maintained in accordance with Article 6:

Canada
Great Britain
France
Germany
Italy

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                  FIRST AMENDMENT TO RESTATED LICENSE AGREEMENT

      This Amendment is to the License Agreement dated July 1, 1996 between M.I.T. and REPROGENESIS, INC. The parties thereto now further agree as follows:

      1. M.I.T. acknowledges that Reprogenesis has used reasonable efforts to meet the milestone of paragraph 3.2(a) of the License Agreement, and although a LICENSED PRODUCT or LICENSED SERVICE will not be introduced by [**], M.I.T. will not use this fact to attempt termination of the License Agreement under paragraph 3.3.

      2.  Paragraph 3.2(a) of the License Agreement shall be amended to read:

                  3.2 (a) LICENSEE shall use best efforts to introduce the first LICENSD PRODUCT or LICENSED SERVICE to commercial sale by [**].

      Agreed to for:

MASSACHUSETTS INSTITUTE OF TECHNOLOGY       REPROGENESIS, INC.


By:  /s/ Lita Nelson                        By:  /s/ Daniel R. Omstead
     ---------------                             ---------------------

Name: Lita Nelston                          Name: Daniel R. Omstead

Title: Director Technology                  Title: President

Licensing Office

Date: June 9, 1999                          Date: 6/9/99

  Confidential materials omitted and filed separately with the Securities and
                Exchange Commission. Asterisks denote omissions.

                                SECOND AMENDMENT
                  TO THE AMENDED AND RESTATED LICENSE AGREEMENT

      This Second Amendment with the Effective Date of ________ is to the Amended and Restated License Agreement dated July 1, 1996 between M.I.T. and REPROGENESIS, INC. ("License Agreement").

      Pursuant to Paragraph 2.2 of the License Agreement, the parties thereto further agree as follows:

      1. The inventions(s) disclosed and claimed in the following applications shall be added to the PATENT RIGHTS as defined in Paragraph 1.2 of the License Agreement:

            M.I.T. Case No. [**] (CMCC [**])
            "[**]"
            by Anthony Atala
            U.S. Provisional Application No. [**]
            Filed October 31, 1997
            PCT Application No. PCT/US[**]
            Filed [**]

      2. LICENSEE shall pay to M.I.T. a License Issue Fee of [**] ($[**]) for the above-identified rights.

      3. In addition to Paragraph 3.2 of the License Agreement, LICENSEE agrees to the following Due Diligence Milestones specific to the development of LICENSED PRODUCTS which fall under M.I.T. Case No. [**] (CMCC [**]):

          (a) LICENSEE shall file an IDE, IND, or equivalent on a LICENSED PRODUCT within [**] of the Effective Date of this Second Amendment.

          (b) LICENSEE shall maintain a clinical development program in accordance with industry standards for comparable products until market approval.

          (c) LICENSEE shall introduce a LICENSED PRODUCT in the bladder field to the market within [**] of the Effective Date of this Second Amendment.

      4. This Amendment is made as a part of the settlement of a disagreement concerning the proper scope of Paragraph 2.2 of the License Agreement and is not to be taken as either an admission of or denial by M.I.T. (for itself or on behalf of the Children's Medical Center Corporation) that CMCC Cases [**], and/or [**] are dominated by the claims of the M.I.T. Case No. [**] as originally filed.

      5. Any option rights LICENSEE may have under Paragraph 2.2 of the License Agreement to CMCC Cases [**],[**],[**], and [**] and Children's Hospital's right to license these cases shall be modified in accordance with the Agreements dated February 22, 2000, attached to this Second Amendment for reference purposes only.

      Agreed to for:

MASSACHUSETTS INSTITUTE OF
TECHNOLOGY                               REPROGENESIS, INC.


By: /s/_______________________________   By: /s/______________________________

Name: ________________________________   Name:________________________________

Title:________________________________   Title:_______________________________

Date: ________________________________   Date:________________________________


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